Investor Relations Contact:	Public Relations Contact:
Randi Paikoff Feigin Tel: 408-745-2371 randi@juniper.net	Kathy Durr Tel: 408-745-5058 kdurr@juniper.net

Juniper Networks, Inc. Reports Q405 and Year End 2005 Financial Results:
2005 Net Revenue up 54% to $2.06B; 2005 GAAP EPS up 136% to $0.59 ; and 2005 Non-GAAP EPS up 64% to
$0.72, from 2004

SUNNYVALE, CA – January 25, 2006 — Juniper Networks, Inc. (NASDAQ: JNPR) today reported its results for the fourth quarter and year ended December 31, 2005.

Net revenues for the fourth quarter of 2005 were $575.5 million, compared with $430.1 million for the fourth quarter of 2004, an increase of 34 percent.

Net income on a generally accepted accounting principles (GAAP) basis for the fourth quarter of 2005 was $105.5 million or $0.17 per share, compared with a GAAP net income of $66.0 million or $0.11 per share for the fourth quarter of 2004. Non-GAAP net income was $119.6 million or $0.20 per share, compared with non-GAAP net income of $85.9 million or $0.15 per share for the fourth quarter of 2004. A reconciliation between non-GAAP and GAAP net income is provided in a table immediately following the Non-GAAP Condensed Consolidated Statements of Operations.

Net revenues for fiscal 2005 were $2,064.0 million, compared with $1,336.0 million for fiscal 2004, an increase of 54 percent.

GAAP net income for fiscal 2005 was $354.0 million or $0.59 per share, compared to $135.7 million or $0.25 per share for fiscal 2004. Non-GAAP net income for fiscal 2005 was $430.6 million or $0.72 per share, compared to $238.6 million or $0.44 per share, for fiscal 2004. A reconciliation between non-GAAP and GAAP net income is provided in a table immediately following the Non-GAAP Condensed Consolidated Statements of Operations.

Cash provided by operations for the fourth quarter of 2005 was $197.5 million, compared to cash provided by operations of $142.5 million for the fourth quarter of 2004. Cash provided by operations for fiscal 2005 was $642.9 million, up from $439.4 million for 2004.

Capital expenditures and depreciation during the fourth quarter of 2005 were $39.3 million and $15.4 million, respectively.

“I’m pleased to report another strong quarter and the completion of a year characterized by growth across multiple dimensions,” commented Scott Kriens, chairman and CEO, Juniper Networks. “Juniper remains at the intersection of opportunity, where the increasing and strategic importance of today’s network demands the integrated best-in-class solutions that the company was built to deliver. As we surpass annual revenues of $2 billion on the eve of our 10th anniversary we see a bright future, founded in the confidence our customers have placed in Juniper.”

Juniper continued to invest in and deliver innovation throughout 2005 with significant new product and feature announcements this year, all focused on serving the evolving needs of its customers.

•	Highlights include new products and features to strengthen support for the cost-effective deployment of assured Triple Play services, such as IPTV, over a converged network infrastructure. These include the E320 Broadband Services Router, the industry’s highest capacity broadband router and new features such as Dynamic Bandwidth Allocation for the E320, and SDX Network Resource Manger for the E-, M- and T-series routers.

•	Juniper remained at the forefront of performance delivery with the introduction of the new OC-768c interface module for the T-series, the fastest optical interface available today.

•	Juniper continued to innovate in the security arena with the introduction of its Unified Access Control solution, incorporating the Infranet Controller appliance and Infranet Agent. Numerous industry partners voiced their support for the most comprehensive access control solution on the market that allows customers to leverage existing infrastructure. The solution uses a combination of identity-based policy and endpoint intelligence to give enterprises real-time visibility and policy control throughout the network.

•	The company also announced the availability of the ISG 1000 and 2000 with Intrusion Detection and Prevention, which integrates best-in-class security for comprehensive delivery and threat control. The company witnessed significant momentum for the product with customers such as AvantGo®, a mobile Internet service of iAnywhere; ProBusiness, a division of ADP National Account Services and Yakult, one of the largest food distributors in Korea.

•	Additionally, Juniper continued its SSL VPN leadership with introductions of 4 new hardware platforms, the SA 700, 2000, 4000 and 6000 appliances that provide enterprises with enhanced delivery and threat control with high performance.

•	The result of this innovation is the continued market share momentum Juniper enjoyed throughout 2005. Juniper is positioned in the leaders quadrant of Gartner Group’s Magic Quadrant for all of the security segments in which it competes, including Firewall, IPSec VPN, SSL VPN and IPS. In addition, Juniper earned the number two slot in the High End Enterprise Router market with more than 25 per cent share according to Synergy Research Group. Juniper also retained its nearly one third market share and its number two position in the overall Service Provider Routing market with more than 30 per cent share in the Core, Edge & Broadband subcategories.

Juniper Networks will host a conference call web cast today, January 25, 2006 at 1:45 p.m. (Pacific Time), to be broadcasted live over the Internet http://www.juniper.net/company/investor/conferencecall.html. The conference call will be archived on the Juniper Networks website until February 25, 2006. A replay will be accessible by telephone on January 25th after 3:00 p.m. Pacific Time through February 2nd, 2006 by dialing 800-633-8284 (or 402-977-9140), reservation number, 21280063. The replays will be available 24 hours/day, including weekends.

About Juniper Networks, Inc.

Juniper Networks is the leader in enabling secure and assured communications over a single IP network. The company’s purpose-built, high performance IP platforms enable customers to support many different services and applications at scale. Service providers, enterprises, governments and research and education institutions worldwide rely on Juniper Networks to deliver products for building networks that are tailored to the specific needs of their users, services and applications. Juniper Networks’ portfolio of proven networking and security solutions supports the complex scale, security and performance requirements of the world’s most demanding networks. Additional information can be found at www.juniper.net.

Juniper Networks, the Juniper Networks logo, NetScreen, NetScreen Technologies, the NetScreen logo, NetScreen-Global Pro, ScreenOS, and GigaScreen are registered trademarks of Juniper Networks, Inc. in the United States and other countries.

Statements in this release concerning Juniper Networks’ business outlook, future financial and operating results, and overall future prospects are forward looking statements that involve a number of uncertainties and risks. Actual results could differ materially from those anticipated in those forward-looking statements as a result of certain factors, including: general economic conditions globally or regionally; business and economic conditions in the networking industry; changes in overall technology spending; the network capacity requirements of communication service providers; increases in competition; the timing of orders and their fulfillment; availability and cost of key parts and supplies; ability to establish and maintain relationships with distributors and resellers; variations in the expected mix of products sold; changes in customer mix; customer and industry analyst perceptions of Juniper Networks and its technology, products and future prospects; delays in scheduled product availability; market acceptance of our products and services; rapid technological and market change; adoption of regulations or standards affecting our products, services or industry; the ability to successfully acquire, integrate and manage businesses and technologies; product defects, returns or vulnerabilities; the ability to recruit and retain key personnel; currency fluctuations; litigation; and other factors listed in our most recent report on Form 10-Q filed with the Securities and Exchange Commission. All statements made in this press release are made only as of the date set forth at the beginning of this release. Juniper Networks undertakes no obligation to update the information in this release in the event facts or circumstances subsequently change after the date of this press release.

This release includes non-GAAP net income, non-GAAP net income per share data and other non-GAAP line items from the Consolidated Statements of Operations, including operating expenses, other income and expenses, income before income taxes, provision for income taxes and net income. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Juniper Networks believes that the presentation of these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. Juniper Networks further believes that where the adjustments used in calculating non-GAAP net income and non-GAAP net income per share are based on specific, identified charges that impact different line items in the statements of operations (including cost of revenues, research and development, sales and marketing, and general and administrative expense), that it is useful to investors to know how these specific line items in the statements of operations are affected by these adjustments. For its internal budgets, Juniper Networks’ management uses financial statements that do not include amortization of purchased intangible assets; in-process research and development; restructuring, impairment and related charges; integration costs; patent cross licensing expense; gain (loss) on investments; and the income tax effects of the foregoing, as applicable. Juniper Networks’ management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in determining objectives for compensation programs or reviewing the financial results of Juniper Networks.

Juniper Networks, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004

Net revenues:
Product	$488,549	$379,834	$1,770,988	$1,162,928
Service	86,915	50,219	292,969	173,091
Total net revenues	575,464	430,053	2,063,957	1,336,019

Cost of revenues:
Product	139,858	100,110	506,112	320,466
Service	42,086	27,317	146,754	92,958
Total cost of revenues	181,944	127,427	652,866	413,424
Gross margin	393,520	302,626	1,411,091	922,595

Operating expenses:
Research and development	99,276	73,976	355,417	259,856
Sales and marketing	126,318	104,995	439,596	320,030
General and administrative	16,291	14,982	74,756	55,188
Amortization of purchased intangibles	23,733	18,447	85,174	56,782
In-process research and development	5,300	–	11,000	27,500
Restructuring, impairments and special charges, net	6,170	–	(582)	(5,058)
Integration costs	–	–	–	5,087
Total operating expenses	277,088	212,400	965,361	719,385
Operating income	116,432	90,226	445,730	203,210
Interest and other income	19,082	11,526	59,144	28,233
Interest and other expense	(1,199)	(412)	(3,925)	(5,379)
Gain (loss) on investments	(448)	–	1,250	(2,939)
Loss on redemption of convertible subordinated notes	–	–	–	(4,107)
Income before income taxes	133,867	101,340	502,199	219,018
Provision for income taxes	28,337	35,339	148,170	83,272
Net income	$105,530	$66,001	$354,029	$135,746

Net income per share:
Basic	$0.19	$0.12	$0.64	$0.28
Diluted	$0.17	$0.11	$0.59	$0.25

Shares used in computing net income per share:
Basic	565,875	538,158	554,223	493,073
Diluted	606,767	588,583	598,907	542,625

Certain prior period amounts have been reclassified to conform to the current period presentation. The reclassifications pertain to amortization of deferred stock compensation which had previously been reported as separate line item to the following cost and expense categories by period:

	Three Months Ended		Year Ended
	December 31,		December 31,
(In millions)	2005	2004	2005	2004
Cost of revenues – Product	$312	$676	$848	$2,850
Cost of revenues – Service	234	–	1,118	–
Research and development	1,623	5,217	9,894	21,493
Sales and marketing	1,413	3,800	4,761	17,685
General and administrative	214	383	1,016	1,927
Total	$3,796	$10,076	$17,637	$43,955

Juniper Networks, Inc.
Non-GAAP Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004

Net revenues:
Product	$488,549	$379,834	$1,770,988	$1,162,928
Service	86,915	50,219	292,969	173,091
Total net revenues	575,464	430,053	2,063,957	1,336,019

Cost of revenues:
Product	139,546	99,434	505,264	317,616
Service	41,852	27,317	145,636	92,958
Total cost of revenues	181,398	126,751	650,900	410,574
Gross margin	394,066	303,302	1,413,057	925,445

Operating expenses:
Research and development	97,653	68,759	345,523	238,363
Sales and marketing	124,905	101,195	434,835	302,345
General and administrative	16,077	14,599	63,900	53,261
Total operating expenses	238,635	184,553	844,258	593,969
Operating income	155,431	118,749	568,799	331,476
Interest and other income	19,082	8,024	59,144	24,731
Interest and other expense	(1,199)	(412)	(3,925)	(5,379)
Income before income taxes	173,314	126,361	624,018	350,828
Provision for income taxes	53,727	40,436	193,445	112,265
Net income	$119,587	$85,925	$430,573	$238,563

Net income per share:
Basic	$0.21	$0.16	$0.78	$0.48
Diluted	$0.20	$0.15	$0.72	$0.44

Shares used in computing net income per share:
Basic	565,875	538,158	554,223	493,073
Diluted	606,767	588,583	598,907	542,625

Juniper Networks, Inc.
Reconciliation between GAAP to non-GAAP Net Income
(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
Non-GAAP net income	$119,587	$85,925	$430,573	$238,563
Amortization of purchased intangibles	(23,733)	(18,447)	(85,174)	(56,782)
Compensation expense related to acquisitions	(4,123)	(10,076)	(17,804)	(43,955)
In-process research and development	(5,300)	–	(11,000)	(27,500)
Restructuring, impairments and related costs	(5,843)	–	909	5,058
Patent cross-licensing expense	–	–	(10,000)	–
Integration costs	–	–	–	(5,087)
Gain from non-recurring engineering contract	–	3,502	–	3,502
Gain (loss) on investments	(448)	–	1,250	(2,939)
Loss on redemption of convertible subordinated notes	–	–	–	(4,107)
Income tax effect	25,390	5,097	45,275	28,993
Net income	$105,530	$66,001	$354,029	$135,746

Certain reclassifications have been made to the prior period amounts to conform to the current period presentation.

Juniper Networks, Inc.
Net Product Revenue by Operating Segment
(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
Infrastructure	$376,039	$299,863	$1,367,811	$975,729
Service Layer Technologies	112,510	79,971	403,177	187,199
Total	$488,549	$379,834	$1,770,988	$1,162,928

Juniper Networks, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31, 2005	December 31, 2004
ASSETS

Current assets:
Cash and cash equivalents	$918,401	$713,182
Short-term investments	510,364	404,659
Accounts receivable, net of allowance for doubtful of accounts	268,907	187,306
Prepaid expenses and other current assets	120,784	108,586
Total current assets	1,818,456	1,413,733
Property and equipment, net	319,885	275,612
Long-term investments	618,342	595,234
Restricted cash	66,074	31,226
Goodwill	4,904,239	4,427,930
Purchased intangible assets, net	269,921	241,879
Other assets	29,682	14,100
Total assets	$8,026,599	$6,999,714
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$165,172	$113,890
Deferred revenue	213,482	159,750
Accrued liabilities	248,746	229,197
Total current liabilities	627,400	502,837
Deferred revenue, net of current portion	39,330	22,700
Convertible senior notes and other long-term liabilities	460,159	481,440
Commitments and contingencies

Stockholders’ equity:
Common stock and additional paid-in capital	6,431,960	5,888,220
Deferred stock compensation	(15,582)	(32,394)
Accumulated other comprehensive loss	(8,324)	(716)
Retained earnings	491,656	137,627
Total stockholders’ equity	6,899,710	5,992,737
Total liabilities and stockholders’ equity	$8,026,599	$6,999,714

Juniper Networks, Inc.
Cash and Cash Equivalents and Investments
(in thousands)

	December 31, 2005	December 31, 2004
Cash and cash equivalents	$918,401	$713,182
Short-term investments	510,364	404,659
Long-term investments	618,342	595,234
Total Cash and cash equivalents and Investments	$2,047,107	$1,713,075

Juniper Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2005	2004

OPERATING ACTIVITIES:
Net income	$354,029	$135,746

Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	138,904	97,625
Stock based compensation	17,637	43,955
In-process research and development	11,000	27,500
Loss on redemption of convertible subordinated notes	–	4,107
Loss (gain) on sale or write-down of investments	(364)	2,939
Restructuring, impairment, and related charges	6,170	321
Non-cash portion of debt issuance costs and disposal of property, plant and equipment	1,735	4,094
Tax benefit of employee stock option plans	129,492	65,988

Changes in operating assets and liabilities:
Accounts receivable, net	(68,053)	(81,398)
Prepaid expenses and other assets	(26,201)	(56,253)
Accounts payable	50,310	29,390
Accrued liabilities	(35,996)	71,786
Deferred revenue	64,280	93,648
Net cash provided by operating activities	642,943	439,448

INVESTING ACTIVITIES:
Purchases of property and equipment, net	(98,192)	(63,185)
Purchases of available-for-sale investments	(936,031)	(739,437)
Maturities and sales of available-for-sale investments	805,047	704,740
Increase in restricted cash	(34,848)	(249)
Minority equity investments	(9,823)	(1,225)
Acquisitions of businesses, net of cash and cash equivalents acquired	(309,889)	40,889
Net cash used in investing activities	(583,736)	(58,467)

FINANCING ACTIVITIES:
Proceeds from issuance of common stock	146,012	175,172
Redemption of convertible subordinated notes	–	(144,967)
Retirement of common stock	–	(63,610)
Net cash provided by (used in) financing activities	146,012	(33,405)
Net increase in cash and cash equivalents	205,219	347,576
Cash and cash equivalents at beginning of period	713,182	365,606
Cash and cash equivalents at end of period	$918,401	$713,182